Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Activision Blizzard, Inc. of our report dated February 28, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Activision Blizzard Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 4, 2019

PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA,  90017

T: (213) 356 6000, F: (813) 637 4444, www.pwc.com/us